Speakers: McKeel Hagerty | Chief Executive Officer Frederick J. Turcotte | SVP & Chief Financial Officer

FORWARD LOOKING STATEMENTS / NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and our GAAP and non-GAAP guidance for the year ending December 31, 2021; management’s plans, priorities, initiatives and strategies; and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as anticipate, believe, contemplate, continue, could, estimate, expect, intend, may, plan, potential, predict, project, should, target, toward, will, or would, or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise. In addition, this presentation contains certain “non-GAAP financial terms”. The non-GAAP measures are presented for supplemental informational purposes only. Reconciliations to the most directly comparable financial measure calculated and presented in accordance GAAP are provided in the appendix to this presentation. HAGERTY 2021 | 2

THE HAGERT Y STORY 01 02 03 04 05 06 07 Our purpose is to save driving and car culture for future generations Our mission is to build a global business of scale to fund our purpose, create a place where team members thrive and to drive positive impact on the world Since 1984, Hagerty has helped protect and preserve the treasured vehicles of our members We are building an automotive ecosystem that honors and catalyzes human passion for cars Our members are our people and there are tens of millions of them around the world We are a growth company first. We think and invest for the long-term We have a long history of organic growth and profitability For People Who Love Cars HAGERTY 2021 | 3

HAGERTY Q4 : 2021 | 4

THE MARKET

The Enthusiast Community is an Expansive and Growing Addressable Market

VAST		GROWING		PASSIONATE	
500M+	Global car enthusiasts [1]	~2.3M	New vehicles eligible as insurable collectible vehicles in 2022 [4]	$13k+	Average dollars spent on the hobby annually [7]
43M+	U.S. insurable collectible vehicles [2]	~1.8M	Vehicles turning 25 years old in 2022 [5]	2,500+	Number of events Hagerty owns, sponsors or attends [8]
>$12B	Estimated written premium TAM (U.S.) [3]	~3%	Of new 2022 vehicles expected to be insurable by Hagerty [6]	≥	Category spending on par with or above children, pets & sports [9]

(1) Per Facebook analytics, Facebook members who have expressed an interest in or "Liked" automobiles or associated interests; (2) Per Hagerty company reports based on aggregate data of various sources. (3) 43MM collectible vehicles at an assumed average premium of approximately $300. (4) 2.3 million equals 1.8 million vehicles turning 25 years old in 2022 + 3% of new 2022 vehicles. (5) 1.8 million equals 2.18 million total 1997 vehicles with an 85% survival rate. (6) 16.3 million estimated vehicles to be produced in 2022, 3% of which are estimated to be insurable by Hagerty. (7) Hagerty Driver's Club Magazine Reader Survey 2020. (8) Based on internal records. (9) Federal Reserve Economic Data based upon 2020 Personal consumption expenditures for vehicle maintenance & repair, pet services & products, sporting equipment & supplies, and children's clothing & education.

HAGERTY 2021 | 5

HAGERTY MARKET SHARE

Framework for Monetizing the Total U.S. Addressable Market

U.S. VEHICLE TAM

Collectible vehicles insured		Insurable collectible vehicles		Hagerty share
1.8M[(1)]	÷	43M	=	**~4%**

U.S. INSURANCE TAM

Insurance Policies in Force		Average policy premium		Written premium		Total U.S. market written premium		Hagerty share
1.1M[(2)]	x	$557	=	$596M[(3)]	÷	$12B–$15B	=	**~4%**

(1) U.S. only - global vehicles insured ~2.1M as of 12/31/21.
(2) U.S. only - global polices in force equal ~1.2M as of 12/31/21.
(3) U.S. only - global written premium $674M as of 12/31/21.

HAGERTY 2021 | 6

HAGERTY MARKET SHARE

Framework for Monetizing the Total U.S. Addressable Market

U.S. MEMBERSHIP TAM	Total members 2.2M[1]	÷	Total enthusiasts 69M	=	Hagerty share **~3%**		
U.S. TRANSACTIONAL TAM[3]	Insurable collector vehicles 43M	×	Average vehicle value ~$19k	=	Total U.S.market value $825B	→	Hagerty share **<1%**

(1) Total members = HDC members, insurance members, Hagerty guests and Hagerty Garage + Social members.
(2) U.S. only - global members 2.4M as of 12/31/21.
(3) Transactional TAM refers to estimated total addressable market for buy/sell/rent transactions of collector cars, defined as classic cars, modern collectibles and supercars.

HAGERTY 2021 | 7

HAGERTY MARKET SHARE

Opportunity to Monetize at Scale - Total U.S. Addressable Market

	Current Market Share	Long-term Target
Vehicle count	~4%	7%-10%
Written premium	~4%	9%-12%
Membership count	~3%	7%-10%
Transactional	<1%	6%-9%

Paid U.S. member count		Total U.S. members		Paid member percentage
1.1M[(1)]	÷	2.2M	=	50%

HDC conversion opportunity*

*For illustrative purposes only, for every 1% of incremental conversion the revenue opportunity increases by $1.2M assuming an average membership fee of $57.

HAGERTY 2021 | 8

2021 MILESTONES & HIGHLIGHTS » Successfully completed our business combination with Aldel Financial Inc. » Became the first automotive insurance, membership and media brand to go public » Grew our global membership family to 2.4 million, including 1.2 million paid members » Maintained a Net Promoter Score of 82 » Acquired McCalls Motorworks, The Amelia, The Detroit Concours d’Elegance and California Mille » Opened three new Garage + Social locations in Seattle, Delray Beach and Toronto » Established a new partnership with Sony PlayStation (Gran Turismo 7) gaming platform » Increased our YouTube subscribers to almost 2 million and delivered 7.2 million hours of Hagerty content to enthusiasts » Over 3 million enthusiasts use Hagerty Valuation Tools, our proprietary database providing current and historic vehicle prices » Strengthened capital position and flexibility with the proceeds from the Business Combination and renegotiated long-term syndicated credit facility Investing for the Long Term HAGERTY 2021 | 9

$674M Written Premium 17% ↑ 41% Loss Ratio 0% $160M Contribution Margin* 9% ↑ $258M Equity Proceeds ($.17) Adjusted Earnings Per Share* $145M Undrawn Syndicated Credit Facility $619M Total Revenue 24% ↑ 719k HDC Paid Member Count 12% ↑ $499 Revenue per Paid Member 13% ↑ 89% Retention 1.0% ↓ $25M Adjusted EBITDA* 14% ↓ $275M Unrestricted Cash on Balance Sheet ($10M) Operating Income (Loss) 164% ↓ ($.56) Earnings (Loss) Per Share ($61M) Net Income (Loss) 711% ↓ GROWTH PERSISTENCE PROFITABILIT Y FINANCIAL STRENGTH 2021 CONSOLIDATED FINANCIAL HIGHLIGHTS *See Appendix for additional information regarding these non-GAAP financial measures. HAGERTY 2021 | 10

REVENUE COMPONENTS

Total revenue



Millions
Commission + fee revenue (1)
Membership + other revenue
Earned premium in Hagerty Reinsurance
CAGR 27%
$301
$174
$30
$97
2018
$397
$202
$38
$157
2019
$500
$236
$43
$221
2020
$619
$271
$52
$296
2021

CAGR or compounded annual growth rate describes the growth rate achieved if growth had occurred at the same rate every year, and is expressed as a percentage (rounded to the nearest tenth of a percent 0.1%) and is calculated for a performance period using the following formula: =+(2021 result/2018 result)^(1/(2021-2018))-1.

*Average is defined by 3-Year CAGR.

(1) Includes base commissions, payment plan fees and contingent underwriting commissions.

(2) Currently applies to U.S. and U.K. programs. Generally described as an arrangement where underwriting risk and profit is shared.

Commission + fee revenue

- Premium growth averaging* 16%
- New business written premium average* growth 19%
- Average* Policies in Force retention at 90%

Membership + other revenue

- Average* HDC member count growth of 9%
- Average* membership revenue growth of 15%
- Acceptance on new insurance of 75%

Earned premium in Hagerty Reinsurance

- Average* 45% growth
- Contractual quota share growing to 80% begining in 2023

	Quota share (2)
2018	34%
2019	50%
2020	50%
2021	60%
2022	70%
2023+	80%

HAGERTY 2021 | 11

EARNINGS ANALYSIS Net Income Adjusted EBITDA M ill io ns $8 $16 2018 $4 $20 2019 $10 $30 2020 2021 ($61) $25 GAAP Net Income (Loss) includes substantial pre-revenue costs related to scaling infrastructure, human resources, occupancy, newly–developed digital platforms and legacy systems to accommodate its alliance with State Farm and potentially other distribution partnerships as well as to staff and develop its recently announced Marketplace transactional platform. 2020 $18M | 2021 $31M (not included in Adjusted EBITDA) ADDITIONAL NON-RECURRING INVESTMENTS FOR GROWTH *See Appendix for additional information regarding these non-GAAP financial measures. HAGERTY 2021 | 12 EBITDA Adjustments IN THOUSANDS 2021 Net Income (Loss) ($61,354) Interest and Other (Income) Expense 1,993 Income Tax Expense 6,751 Depreciation and Amortization 22,144 Changes in Fair Value of Warrant Liabilities 42,540 Accelerated Vesting of Incentive Plans 9,321 Net (Gain) Loss From Asset Disposals 1,764 Other Non-Recurring (Gains) Losses 2,191 Adjusted EBITDA $25,350

CONTRIBUTION MARGIN AND CONTRIBUTION MARGIN RATIO Contribution Margin is the amount of Total Revenue that exceeds variable costs, representing the amount of revenue available to cover fixed costs and reinvest for growth. % of Total % of Total % of Total 2019 Revenue 2020 Revenue 2021 Revenue Total Revenue $397,274 100% $499,548 100% $619,079 100% Less: Total Operating Expense 386,425 97% 483,702 97% 629,149 102% Operating Income (Loss) 10,849 3% 15,846 3% (10,070) -2% Add: Fixed Operating Expenses 106,413 27% 130,908 26% 169,641 27% Contribution Margin $117,262 30% $146,754 29% (1) $159,571 26% (2) *See Appendix for additional information regarding these non-GAAP financial measures. HAGERTY 2021 | 13 (1) Hagerty Re’s variable cost structure produces a 10% contribution margin, as it becomes a larger portion of total revenue it will draw down Contribution Margin We use Contribution Margin: » to analyze the relationship between cost, volume and profit as revenue grows » to measure how much profit is earned for every product or service sold » to measure how different management actions could affect the Company’s Total Revenue and related cost levels IN THOUSANDS (2) Driven by increase in digital marketing spend, roadside servicing costs and additional headcount for scale 2019 - 2021

2022 Outlook HAGERTY 2021 | 14

HAGERT Y + STATE FARM PARTNERSHIP Leverage and Monetize at Scale Our partnership » $500M investment » Board seat » 460,000+ collector policies » 19,200 agents » 10-year contract Our expectations » Initial rollout end of 2022 » Up to 75% HDC adoption rate on new insurance policies » Average annual revenue per customer: $85-$110 “This strategic relationship brings together two outstanding, customer- centric organizations to create value for our customers. We are excited about the future of this strategic relationship with Hagerty, and the benefits it will provide to State Farm customers and agents. Providing insurance through State Farm Classic Insurance Company, along with Hagerty’s unique abilities in this segment including additional services through HDC will be a great combination for our customers.” Rand Harbert EVP and Chief Agency, Sales & Marketing Officer for State Farm HAGERTY 2021 | 15

BUILDING AN ECOSYSTEM FOR THE AUTOMOTIVE WORLD Insurance Driving Events Owned Events & Experiences Restoration & Transport Membership Valuation Classifieds DriveShare Garage + Social Private Sale Dealers & Brokers Auctions Asset- Based Lending Car Club Partnerships Media & Entertainment Car Lovers Earning More Discretionary Spend Hagerty offerings Broad Arrow Inc. investment Opportunity for fee-based revenue HAGERTY 2021 | 16

» U.S. is approximately 59% of the global collector vehicle market based on vehicle count, representing $825B of market value » In 2021, Hagerty observed 280k buy/sell vehicle transactions representing $9.5B in total value on its U.S. insurance book or approximately 1% of the U.S. total market value » Value of transactions in Hagerty’ book of $9.5B is 4x the combined estimated annual value of $2.2B generated by all U.S. auctions MARKET VALUE TRANSACTION VALUE $1.4T in collector vehicles globally (73 million vehicles) $825B in U.S. collector vehicles (43M vehicles) $9.5B on Hagerty’s book (280k vehicles) $2.2B auctions COLLECTOR VEHICLE TRANSACTIONAL MARKET Source: Hagerty Automotive Intelligence; Statista Market Research (2021) HAGERTY 2021 | 17 Opportunity to monetize the transactional TAM is massive

Hagerty owned Joint venture with Broad Arrow Group HAGERT Y MARKETPLACE Leverage Hagerty Valuation Tools, membership and media content assets to build a comprehensive, trust-based suite of transactional offerings to drive data, revenue and engagement Buy/Sell Asset-Based Lending Private Sales Hagerty Classifieds Collectors Garage Auctions Hagerty Time-Based Auctions Live Auctions Broad Arrow Capital DriveShare Rent HAGERTY 2021 | 18

MARKETPLACE SYNERGIES Hagerty Marketp la c e Insurance » Buy or sell collector cars » Drive insurance quotes » Referrals » Vehicle retention enhanced » Trusted buy/sell/rent experience for HDC members » Drive audience » Help grow HDC membership revenue » Drive Garage + Social occupancy and membership » Increase Hagerty Valuation Tool usage » Enhance membership offerings » Provide engaging experiences » Source for engaging content » Sponsorship and advertising revenues » Increase audience and engagement » Enrich offerings at owned events Membership Media & Entertainment » Innovative marketplace ideas to further differentiate digital offerings and Hagerty brand Digital Labs » Charity auctions » Donations and auction events for good causes » Engagement and audience Impact HAGERTY 2021 | 19

2022 OUTLOOK Principal difference in 2022 as compared to guidance relates to the delay in launch of State Farm and market timing relative to HDC product launch. Total Written Premium Growth ↑ 14% - 18% 32% Total Revenue Growth ↑ 24% - 28% 36% Policies in Force Retention 89% - 90% 90% Total Members ↑ 9% - 12% - Revenue per Paid Member ↑ 7% - 10% - HDC Paid Member Count ↑ 7% - 10% 33% Net Income (Loss) ↑ 35% - 75% - Adjusted EBITDA ↑ 10% - 20% - Earnings per Share ↑ 35% - 75% - Adjusted Earnings per Share ↑ 35% - 75% - 2022 Guidance at Business Combination 2022 Outlook HAGERTY 2021 | 20

DRIVING FUTURE GROWTH Insurance » Grow omni-channel distribution (onboard new partners & deepen existing) » Expand share of insurance underwriting profit » Deliver frictionless member experience (sales, service, claims) Media + Entertainment » Develop owned and operated events » Expand digital audience » Leverage Sony partnership with Gran Turismo gaming platform » Expand video distribution » Increase advertising and sponsorship revenue Membership » Deepen paid membership » Enhance value proposition » Develop partnership model » Expand to international markets Reinsurance » Increase contractual quota share » Grow international footprint Marketplace » Leverage Broad Arrow Group investment » Launch live and time-based auctions » Grow asset-based lending Digital Labs » Develop proprietary membership/ insurance platform » Launch mileage-based insurance platform Impact » Create carbon neutrality plan » Establish government affairs program HAGERTY 2021 | 21

READY TO ROAR At Hagerty, our purpose is to ‘Save Driving & Car Culture for Future Generations.’ To meet that challenge, we are building an ecosystem of products, services and entertainment for car lovers that honors and catalyzes the passion for cars and driving. McKEEL HAGERTY HAGERTY 2021 | 22

APPENDIX

KEY PERFORMANCE INDICATORS + SUPPLEMENTAL FINANCIAL INFORMATION 2020 2021 HDC Paid Member Count 641,343 718,583 Total Written Premium $578,234,262 $674,305,411 New Business Count (Insurance) 236,665 244,478 Policies in Force Retention 90.0% 89.1% Loss Ratio 41.3% 41.3% Revenue per Paid Member $442 $499 Total Revenue $499,548,201 $619,078,501 Net Promoter Score 84 82 Operating Income (Loss) $15,846,049 ($10,069,922) Contribution Margin $146,753,546 $159,571,025 Net Income (Loss) $10,039,116 ($61,354,297) Earnings Per Share (Loss) N/A ($0.56) Adjusted EBITDA $29,693,049 $25,350,012 Adjusted EPS N/A ($0.17) HAGERTY 2021 | 24

SUPPLEMENTAL FINANCIAL INFORMATION Total member count U.S. 2019 2020 2021 Insurance Only 344,297 412,420 443,137 Insurance + HDC 521,471 568,285 630,323 HDC Standalone 26,248 21,632 31,817 Total Paid 892,016 1,002,337 1,105,277 2019 2020 2021 U.S. 840,193 977,180 1,142,122 Canada 26,740 38,686 47,650 Total 866,933 1,015,866 1,189,772 Canada 2019 2020 2021 Insurance Only 74,096 77,339 79,692 Insurance + HDC 42,044 46,656 53,763 HDC Standalone 1,074 1,609 2,680 Total Paid 117,214 125,604 136,135 2019 2020 2021 Total Member Count: 1,876,163 2,143,807 2,431,184 US 1,732,209 1,979,517 2,247,399 Canada 143,954 164,290 183,785 Total 2019 2020 2021 Insurance Only 418,393 489,759 522,829 Insurance + HDC 563,515 614,941 684,086 HDC Standalone 27,322 23,241 34,497 Total Paid 1,009,230 1,127,941 1,241,412 HAGERTY 2021 | 25 Paid Membership Counts Guest Membership Counts Total Membership Counts

SUPPLEMENTAL FINANCIAL INFORMATION Policies and Vehicles in Force HAGERTY 2021 | 26 Policies in Force 2021 US 1,080,909 CAN 133,515 UK 32,632 Total 1,247,056 Vehicles Covered 2021 US 1,861,248 CAN 188,518 UK 53,419 Total 2,103,185

RECONCILIATION OF NON-GAAP METRICS

Net Income (Loss) to Adjusted EBITDA

IN THOUSANDS	2018	2019	2020	2021
Net Income (Loss)	**$8,474**	**$4,207**	**$10,039**	**($61,354)**
Interest and Other (Income) Expense	17	(608)	987	1,993
Income Tax Expense	122	7,250	4,820	6,751
Depreciation and Amortization	7,755	8,950	11,800	22,144
Changes in Fair Value of Warrant Liabilities	-	-	-	42,540
Accelerated Vesting of Incentive Plans	-	-	-	9,321
Net (Gain) Loss From Asset Disposals	-	-	2,047	1,764
Other Non-Recurring (Gains) Losses [1]	-	-	-	2,191
Adjusted EBITDA	**$16,368**	**$19,799**	**$29,693**	**$25,350**

(1) Other non-recurring (gains) losses primarily relates to expenses incurred related to the Business Combination.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) (the most directly comparable GAAP measure) before interest, income taxes, and depreciation and amortization (EBITDA), adjusted to exclude changes in fair value of warrant liabilities, accelerated vesting of incentive plans, gains and losses from asset disposals and certain other non-recurring gains and losses. We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner. We present Adjusted EBITDA because we consider this metric to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

Management uses Adjusted EBITDA: as a measurement of operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; to evaluate the performance and effectiveness of our operational strategies; to evaluate our capacity to expand our business; as a performance factor in measuring performance under our executive compensation plan; and as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

By providing this non-GAAP financial measure, together with a reconciliation to the most directly comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are: such measure does not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments; such measure does not reflect changes in, or cash requirements for, our working capital needs; such measure does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt; such measure does not reflect our tax expense or the cash requirements to pay our taxes; and although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measure does not reflect any cash requirements for such replacements; and other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementarily. Each of the adjustments and other adjustments described in this paragraph and in the reconciliation table help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations. The table on this page reconciles Adjusted EBITDA to the most directly comparable GAAP measure, which is Net income (loss).

We incurred $31.0 million and $17.8 million during the years ended December 31, 2021 and 2020, respectively, for certain pre-revenue costs related to scaling our infrastructure, human resources, occupancy, newly-developed digital platforms and legacy systems to accommodate our alliance with State Farm and other potential distribution partnerships, as well as to staff and develop our recently announced Marketplace transactional platform. These costs were not included in the Adjusted EBITDA reconciliation table above.

Pursuant to a defined set of activities and objectives, these expenses are adding entirely new capabilities for us, integrating our new and legacy policyholder, membership and marketplace systems with State Farm's legacy policy and agent management systems and other third-party platforms. In addition to onboarding a third-party project management related to these initiatives, we leased a new member service center in Dublin, Ohio and added several hundred new employees as of December 31, 2021 to meet the expected transactional volume from these initiatives. These costs commenced in 2020 and are expected to be substantially completed in 2023.

HAGERTY 2021 | 27

RECONCILIATION OF NON-GAAP METRICS

Operating Income (Loss) to Contribution Margin

IN THOUSANDS

	2019	% of Total Revenue	2020	% of Total Revenue	2021	% of Total Revenue
Total Revenue	**$397,274**	**100%**	**$499,548**	**100%**	**$619,079**	**100%**
Less: Total Operating Expense	386,425	97%	483,702	97%	629,149	102%
Operating Income (Loss)	**10,849**	**3%**	**15,846**	**3%**	**(10,070)**	**-2%**
Add: Fixed Operating Expenses	106,413	27%	130,908	26%	169,641	27%
Contribution Margin	**$117,262**	**30%**	**$146,754**	**29%** [1]	**$159,571**	**26%** [2]

(1) Hagerty Re's variable cost structure produces a 10% contribution margin, as it becomes a larger portion of total revenue it will draw down Contribution Margin

(2) Driven by increase in digital marketing spend, roadside servicing costs and additional headcount for scale

Contribution Margin and Contribution Margin Ratio

We define Contribution Margin as total revenue less operating expense plus our fixed operating expenses such as depreciation and amortization, general and administrative costs and shared service salaries and benefits expenses. We define Contribution Margin Ratio as Contribution Margin divided by total revenue. For the year ended December 31, 2021, our Contribution Margin was $159.6 million and our Contribution Margin Ratio was 26%.

We present Contribution Margin and Contribution Margin Ratio because we consider them to be important supplemental measures of our performance and believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results.

We caution investors that Contribution Margin and Contribution Margin Ratio are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and that Contribution Margin and Contribution Margin Ratio, as we define them, may be defined or calculated differently by other companies. In addition, both Contribution Margin and Contribution Margin Ratio have limitations as analytical tools because they exclude certain significant recurring expenses of our business.

Management uses Contribution Margin and Contribution Margin Ratio: to analyze the relationship between cost, volume and profit as revenue grows; to measure how much profit is earned for any product or service sold; and to measure how different management actions could affect the Company's total revenue and related cost levels.

The table reconciles Contribution Margin and Contribution Margin Ratio to the most directly comparable GAAP measures, which are Operating income (loss) and Operating margin (Operating income (loss) divided by Total revenue) respectively.

HAGERTY 2021 | 28

RECONCILIATION OF NON-GAAP METRICS Earnings Per Share to Adjusted Earnings Per Share HAGERTY 2021 | 29 2021 Net income (loss) attributable to controlling interest** ($46,358) Net income (loss) attributable to non-controlling interest (398) Net income (loss) attributable to redeemable non-controlling interest (14,598) Consolidated net income (loss)* ($61,354) Weighted average shares of Class A Common Stock** 82,327 Weighted average shares of Public and Private Warrants 20,006 Weighted average shares of Class V Common Stock 251,034 Consolidated fully dilutive shares outstanding* 353,367 Earnings (loss) per share of Class A Common Stock** ($0.56) Adjusted Earnings (loss) per share* ($0.17) IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS *inputs for non-GAAP measure - Adjusted EPS **inputs for GAAP measure - EPS Adjusted EPS We define Adjusted Earnings Per Share (Adjusted EPS) as consolidated net loss that is attributable to both our controlling and non-controlling interest of $61.4 million divided by the outstanding and potentially dilutive shares of Hagerty, Inc. (353,366,922), which includes (i) all issued and outstanding shares of Class A Common Stock (82,327,466), (ii) all issued and outstanding shares of Class V Common Stock (251,033,906), and (iii) all un-exercised warrants (20,005,550). For the year ended December 31, 2021, our Adjusted EPS was $(0.17). The most directly comparable GAAP measure is earnings per share (EPS), which is calculated as net loss attributable to only controlling interest in Hagerty, Inc. of $46.4 million divided by the number of our outstanding shares representing such controlling interest (82,327,466) which, given the net loss for the year ended December 31, 2021, includes only our Class A Common Stock. For the year ended December 31, 2021, our EPS was $(0.56). We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share. We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by investors and securities analysts in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated net loss (which includes our controlling, non-controlling, and redeemable non-controlling interest) with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated basis. We further believe that investors’ understanding of our performance across periods is enhanced by Adjusted EPS as a supplemental measure of our results of operations. Our management uses Adjusted EPS: as a measurement of operating performance of our business on a fully consolidated basis; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business. This table reconciles Adjusted EPS to the most directly comparable GAAP measure, which is EPS.

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